Exhibit 99.1

American Eagle Outfitters Raises Fourth Quarter Guidance Reflecting Record Holiday Sales

January 8, 2024

PITTSBURGH--(BUSINESS WIRE) – American Eagle Outfitters, Inc. (NYSE: AEO) today announced that fourth quarter-to-date revenue, through Saturday, December 30, 2023, is up approximately 8%, with American Eagle tracking up high single digits and Aerie up in the low teens.

The company is raising its fourth quarter outlook for revenue to be up low double digits, including a four point positive contribution from the 53rd week, as previously discussed. Operating profit is now expected to be approximately $130 million, up from previous guidance of $105 to $115 million. This guidance excludes potential asset impairment and restructuring charges. The improved outlook is a result of record holiday sales and strong merchandise margins.

“This holiday season we executed with confidence and precision, delivering winning product assortments and an exciting customer experience which showcased the strength of our brands and operations,” commented Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer. “As we build on our strategic priorities, I am incredibly pleased with the momentum we are seeing across brands, which has continued into early January. Looking ahead to 2024, we remain confident in our ability to deliver healthy earnings growth and operating rate improvement as we maintain inventory and promotional discipline, prioritize expense control and benefit from ongoing work on our profit improvement initiative.”

* * * *

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-

trend clothing, accessories and personal care products at affordable prices under its American Eagle® and

Aerie® brands. Our purpose is to show the world that there’s REAL power in the optimism of youth. The company operates stores in the United States, Canada, Mexico, Hong Kong and Japan, and ships to approximately 80 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 300 international locations operated by licensees in approximately 30 countries. To learn more about AEO and the company’s commitment to Planet, People and Practices, please visit

www.aeo-inc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent our expectations or beliefs concerning future events, including fourth quarter and annual fiscal 2023 and annual fiscal 2024 results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on many important factors, some of which may be beyond the company’s control. Words such as "estimate," "project," "plan", "believe," "expect," "anticipate," "intend," “potential,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information,

future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in

Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended January 28, 2023 and in any other filings that we may make with the Securities and Exchange Commission in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results for fiscal 2023 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the risk that the company’s operating,

financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; challenges with information technology systems, including safeguarding against security breaches; and global economic, public health,

social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

CONTACT:

Olivia Messina

412-432-3300

LineMedia@ae.com